January 7, 2008

Office of the Chief Accountant,

Division of Corporation Finance

100 F Street NE

Washington, DC 20549-7561

Re:	Pipeline Data, Inc.
Commission File Number: (333-121840)

Dear Sirs:

We have read Item 4.01 of the Form 8-K, dated January 7, 2008 being filed by Pipeline Data, Inc. and are in agreement with the statements contained therein.

Drakeford & Drakeford, LLC

New York, New York